March 11, 1997





Mr. James Clemens
4131 West Channel Islands Blvd.
Oxnard, California  93035

Dear Jim:

    On behalf of the Board of Directors of Mechanical Technology Incorporated, I am pleased to offer you the position of Vice President and General Manager of Ling Electronics, Inc., effective March 24, 1997.

    As such, you will be responsible for all aspects of the operations and performance of Ling. You will report to the President and Chief Operating Officer of MTI and will work closely with the Chief Executive Officer and the Board of Directors to develop and implement strategies and goals designed to return the Ling to profitability and to position it for future growth and profitability.

    We have agreed to employ you for three years at a base annual salary of $115,000. From time to time, but not less than annually, your performance will be reviewed and you may be eligible for salary adjustments at the discretion of the Compensation Committee of MTI's Board of Directors.

    You will also be eligible for cash incentive compensation as follows:

              3% of Annual Pretax Income up to $1,000,000
              2% of Annual Pretax Income in excess of $1,000,000

    You will be awarded options to purchase 15,000 shares of MTI common stock at a price to be set on the day you sign this agreement. Vesting in these options will occur as follows:

              Year 1 5,000 options if Pre Tax Income exceeds $1,000,000 Year 2 5,000 options if Pre Tax Income exceeds $1,400,000 Year 3 5,000 options if Pre Tax Income exceeds $1,700,000













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Mr. James Clemens
March 11, 1997
Page 2


    Pre Tax Income will be defined as income prior to corporate assessments and taxes. Cash incentive compensation and vesting in options will be subject to the review of operating results by the Company's independent auditors. Normally, we expect such payments and vesting to occur in December or January following the close of the fiscal year on September 30.

    You will be eligible for three weeks paid vacation annually and to participate in the standard employee benefit packages offered to individuals in comparable positions in the Company. An employee handbook explaining these benefits will be provided under separate cover.

    MTI will advance to you the sum of $30,000 in conformance with the enclosed agreement and promissory note. Of this amount, $10,000 will be advanced upon execution of this letter; $10,000 will be advanced on the effective date of your employment (anticipated to be March 24, 1997); and the balance will be advanced within 30 days of the effective date of employment. This advance is to cover your cash flow needs during the transition period of your relocation, including but not limited to temporary living expenses (housing, food and travel) for the first three months of your employment, security deposits on housing rental, etc. Reimbursement for normal business expenses will be in accordance with Company policy. Should you buy a home during the first 18 months of employment, refunded security deposits may be applied to closing costs associated therewith.

    You will be eligible for reimbursement of ordinary relocation costs associated with your move to the Anaheim area, including: two visits by you and your spouse to explore living arrangements; personal transportation and expenses for you and your spouse during relocation; packing, transportation, and insurance associated with moving household goods; temporary living arrangements pending the availability of housing; and reasonable closing costs associated with the purchase of a primary residence. Reimbursement for the costs of moving your personal, household possessions will be "grossed up" to reflect the tax consequences of such reimbursement.

    If MTI decides to sell or discontinue the operations of Ling during the period of this agreement, and if a buyer of Ling does not continue your employment, you will be paid severance allowance equivalent to one year's base salary. If you leave employment on your own initiative within one year, the relocation costs cited above will be reimbursed to the Company.

Mr. James Clemens
March 11, 1997
Page 3


    If this offer is acceptable to you, please sign and return an original copy of this letter where indicated. Jim, we are all looking forward to your joining us on the 24th and to working together to achieve our common objectives. Best regards to you and Jackie.

                                                      Sincerely,

                                                      /s/ R. Wayne Diesel





Accepted By: /s/  James Clemens                       Date:   3/14/97
            --------------------                           ----------
             James Clemens

cc:   George McNamee, Chairman
      Marty Mastroianni, President & Chief Operating Officer

                                   AGREEMENT
                                   ---------

    THIS AGREEMENT, made this 11th day of March, 1997, by and between Mechanical Technology Inc. ("MTI") and James Clemens ("Employee").

    WHEREAS, Employee has accepted employment by MTI as Vice President and General Manager of Ling Electronics, Inc.; and

    WHEREAS, Employee has executed the attached Promissory Note; and

    WHEREAS, MTI and Employee believe it to be mutually advantageous to provide for the payout of bonuses to Employee upon the terms and conditions hereafter set forth;

    NOW THEREFORE, the parties hereto agree as follows:

    1. MTI will pay bonuses to Employee on March 24, 1998, March 24, 1999, and March 24, 2000, provided that Employee is still employed by MTI on those dates, each bonus to be in an amount equal to the then-due principal and interest payments under the attached Promissory Note. Any bonuses paid are compensation to the Employee, and subject to standard payroll withholdings.

    2. In the event that Employee ceases to be employed by MTI for any reason whatsoever prior to any of the dates set forth in Paragraph 1 above, then Employee will not be entitled to receive any bonus or partial or prorated bonus for having been employed by MTI.

    3. Any bonuses payable hereunder shall be withheld by MTI and shall be applied to the payment of then-due principal and interest obligations pursuant to the attached Promissory Note. Employee hereby consents to such withholding and application.

    4. Notwithstanding any other provision herein to the contrary, in the event Employee is still employed by MTI and dies or becomes permanently disabled prior to the last bonus payment date set forth in Paragraph 1 above, MTI will pay, as of the date of Employee's death or the date of the determination of Employee's permanent disability, a bonus equal in amount to the then-outstanding principal balance and all accrued but unpaid interest under the attached Promissory Note, and shall withhold and apply said bonus as provided in paragraph 3 above. Employee, for himself, and for his estate, heirs, legatees, executors and personal representatives, consents to such payment, withholding and application.
















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    5.  This Agreement and any bonus payable hereunder shall not be assignable by voluntary or involuntary assignment or by operation of law including, without limitation, garnishment, attachment or other creditors' process, and payment of bonuses hereunder is specifically conditioned on MTI's ability to withhold and apply the bonus as provided in Paragraph 3 above, without interference from Employee's creditors.

    This Agreement shall be subject to and construed in accordance with the laws of the State of New York.

    MTI's March 11, 1997 letter to employee is attached to this Agreement and is made a part hereof.

    IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date hereinabove written.

				MECHANICAL TECHNOLOGY INCORPORATED

                                By: /s/  R. Wayne Diesel           .
                                   -----------------------------
                                    Chief Executive Officer

                                    /s/ James Clemens    3/14/97
                                   -----------------------------
                                    Employee

                                PROMISSORY NOTE
                                ---------------

                                                           Latham, New York
                                                           March 11, 1997

1. FOR VALUE RECEIVED, the undersigned promises to pay to Mechanical Technology Incorporated ("MTI") the principal sum of Thirty Thousand and no/100 Dollars ($30,000.00) plus interest at the rate of 6.5% per annum on the balance remaining from time to time unpaid. Principal shall be due and payable in three equal annual installments of Ten Thousand and no/100 Dollars ($10,000.00) commencing one (1) year from the date hereof. Accrued interest shall be due and payable at the same time as the payment of principal installments.

2. In the event the undersigned's employment with MTI terminates for any reason other than death or permanent disability, whether involuntary or voluntary and for whatever cause, the principal amount, plus accrued interest, shall be due and payable as of the date of the undersigned's termination.

3. The undersigned has the right to prepay at any time the unpaid principal and interest on the indebtedness.

4. In the event that bonuses are paid to the undersigned by MTI pursuant to the attached Agreement there shall be a mandatory prepayment of this Promissory Note as, when and to the extent, that such bonuses are paid to the undersigned. Any bonuses paid are compensation to the Employee, and subject to standard payroll withholdings.

5. The undersigned understands and agrees that in the event of default in payment of any amount due hereunder not cured within fifteen days, MTI shall have the right, without notice, to withhold any and all amounts payable by it to the undersigned, as compensation or otherwise, and apply such amounts to the indebtedness hereunder.

6. In the event that MTI is obliged to refer the note to an attorney for collection, Employee agrees to pay all reasonable costs and attorneys' fees incurred by MTI in the collection thereof.

    This note is attached to and made a part of the Agreement dated March 11, 1997 between Employee and Mechanical Technology Incorporated.


                                            /s/  James Clemens   3/14/97
                                            ----------------------------
                                            Employee:













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